Exhibit 99.1

Date: August 12, 2003

For Release: Immediately

Refer to:
Eli Lilly and Company                            Emisphere Technologies, Inc.
Asia D. Martin                                   Dory Lombardo-Valiquette
Senior Scientific Communications Associate       Senior Manager, Investor
(317) 276-6987                                   Relations and Corporate
                                                 Communications(914) 785-4742
                                                 dlombardo@emisphere.com

                                                 Emisphere Media
                                                 Cindy Martin
                                                 FRB/Weber Shandwick
                                                 (312) 640-6741
                                                 clmartin@webershandwick.com

Lilly and Emisphere continue development of oral PTH program, as Emisphere reacquires all rights to oral rhGH.

Indianapolis, IN and Tarrytown, NY, August 12, 2003. Eli Lilly and Company (NYSE: LLY) and Emisphere Technologies, Inc. (Nasdaq: EMIS) announced today that Lilly will continue to fund the development of only the oral parathyroid hormone 1-34 (PTH) program utilizing Emisphere's eligen(TM) technology. All rights previously obtained by Lilly and data generated for the oral recombinant human growth hormone (rhGH) program will be returned to Emisphere.

The oral rhGH program was successful in demonstrating that the eligen(TM) technology orally delivered rhGH to blood levels that exceeded physiological peak values in normal adults. The eligen(TM) technology is a broad-based oral drug delivery platform based on the use of proprietary, synthetic chemical compounds, known as EMISPHERE(R) delivery agents, or "carriers", which facilitate the transport of the therapeutic macromolecules across biological membranes such as the small intestine without altering the molecule's chemical form or biological integrity.

"The results of the rhGH proof-of-concept study demonstrate the potential feasibility of developing a product using the eligen(TM) technology," said Dr. Steven Paul, executive vice president for science and technology and president of Lilly Research Laboratories. "Our decision to discontinue the rhGH program results from Lilly's need to prioritize among a very promising pipeline of programs. We remain committed to Emisphere's technology, as evidenced by our continued joint efforts on PTH."

"The results of the rhGH human trials are exciting. We have clearly demonstrated that our eligen(TM) technology enables large, complex, and labile proteins to be orally delivered in humans," said Michael M. Goldberg, M.D. chairman and chief executive officer of Emisphere. "We are very pleased to have Lilly's commitment to continue the development program for oral PTH, which has the potential to provide significant clinical benefits to millions of patients who suffer from osteoporosis. With respect to the oral rhGH collaboration, a significant body of preclinical safety and efficacy data along with clinical data supporting successful proof-of-concept in humans has been generated. We believe that these data will be an asset as Emisphere pursues other opportunities to develop oral rhGH."

About Recombinant Human Parathyroid Hormone (PTH 1-34)

Recombinant Parathyroid Hormone (PTH 1-34) is a bone anabolic/formation compound, within a new class of drugs called bone-formation agents that not only reduce bone loss, but stimulate new bone formation. An injectable version developed by Lilly, known as FORTEO(TM), was approved for osteoporosis patients in the United States in December of 2002. PTH 1-34 is administered daily by injection and is targeted towards patients aged 65 and older with advanced osteoporosis. Through Lilly's collaboration with Emisphere, Lilly has a license to Emisphere's patent portfolio covering oral parathyroid hormone compositions and dosage unit forms.

About Recombinant Human Growth Hormone (rhGH)

Many children and adults suffer from growth hormone deficiency. Growth hormone is necessary to stimulate growth in children by promoting the growth of muscle and bone. In adults, growth hormone maintains muscle and bone quality. Recombinant human growth hormone (rhGH) has been available for several years but must be administered by injection. Prescribed dosing regimens range from three to seven injections per week, and treatment continues for several years until the child has completed puberty or stopped responding. The patient market is currently estimated over $1.7 billion. An oral form of rhGH using Emisphere's eligen(TM) technology has completed early human testing.

About Eli Lilly and Company

Lilly, a leading innovation-driven corporation is developing a growing portfolio of best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Ind., Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs. Additional information about Lilly is available at www.lilly.com.

About Emisphere Technologies, Inc.

Emisphere Technologies, Inc. (Nasdaq: EMIS) is a biopharmaceutical company pioneering the oral delivery of otherwise injectable or inhaled drugs. It is in the business of licensing its proprietary eligen(TM) oral drug delivery technology to partners who apply it directly to their marketed drugs. Emisphere conducts proof-of-concept trials and other early-stage trials to advance the technology and increase value for potential partnering opportunities. Emisphere's eligen(TM) technology has facilitated the oral delivery of proteins, peptides, macromolecules and charged organics. Emisphere and its partners have advanced oral formulations of salmon calcitonin, heparin, insulin parathyroid hormone, human growth hormone and cromolyn sodium into clinical trials. Four oral drug formulations containing EMISPHERE(R) delivery agents have been accepted for clinical testing in the U.S. Emisphere develops pharmaceutical products for its own portfolio and has several strategic alliances with some of the world's leading pharmaceutical and biotechnology companies. For further information, please visit www.emisphere.com.

Safe Harbor Statement Regarding Forward-looking Statements
The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere's product candidates and the sufficiency of Emisphere's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere's drug delivery technology, Emisphere's ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Emisphere's Annual Report on Form 10-K (file no. 1-10615) filed on March 31, 2003.

This press release contains forward-looking statements about the potential of the investigational technology eligen (TM) and the compounds PTH for the treatment of osteoporosis and rhGH for the treatment of growth hormone deficiency that reflect the current beliefs of Lilly and Emisphere. However, as with any pharmaceutical under development, there are substantial risks and uncertainties in the process of development and regulatory review. There are no guarantees that the product will receive regulatory approvals or prove to be commercially successful. For further discussion of these and other risks and uncertainties, see Lilly and Emisphere's filings with the United States Securities and Exchange Commission. Lilly and Emisphere undertake no duty to update forward-looking statements.

                                      # # #